SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                               ------------------



                                    FORM 8-K

                                 CURRENT REPORT



                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                         Date of Report: JULY 31, 2006
                        (Date of earliest event reported)



                         PRINCIPAL FINANCIAL GROUP, INC.
             (Exact name of registrant as specified in its charter)


       DELAWARE                        1-16725                42-1520346
(State or other jurisdiction    (Commission file number)   (I.R.S. Employer
    of incorporation)                                    Identification Number)


                     711 HIGH STREET, DES MOINES, IOWA 50392
                    (Address of principal executive offices)

                                 (515) 247-5111
              (Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR
    230.425)
[ ] Soliciting  material pursuant to Rule 14a-12 under the Exchange Act (17  CFR
    240.14a-12)
[ ] Pre-commencement  communications  pursuant  to  Rule 14d-2(b) under the
    Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange
    Act (17 CFR 240.13e-4(c))

                               ------------------

ITEM 2.02.  RESULTS OF OPERATIONS AND FINANCIAL CONDITION

On July 31, 2006, Principal Financial Group, Inc. publicly announced information regarding its results of operations and financial condition for the quarter ended June 30, 2006. The text of the announcement is included herewith as
Exhibit 99.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

99    Second Quarter 2006 Earnings Release




                                    SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                    PRINCIPAL FINANCIAL GROUP, INC.


                                    By:   /S/ MICHAEL H. GERSIE
                                          --------------------------------------
                                    Name:    Michael H. Gersie
                                    Title:   Executive Vice President and Chief
                                             Financial Officer

Date:    August 1, 2006

                                                                      Exhibit 99

RELEASE: On receipt
MEDIA CONTACT:                Jeff Rader, 515-247-7883, rader.jeff@principal.com
INVESTOR RELATIONS CONTACT:   Tom Graf, 515-235-9500,
                              investor-relations@principal.com

       PRINCIPAL FINANCIAL GROUP, INC. REPORTS SECOND QUARTER 2006 RESULTS

Des Moines, IA (July 31, 2006) - Principal Financial Group, Inc. (NYSE: PFG) today announced net income available to common stockholders for the three months ended June 30, 2006, of $210.5 million, or $0.76 per diluted share compared to net income available to common stockholders of $238.9 million, or $0.82 per diluted share for the three months ended June 30, 2005. The company reported operating earnings of $225.2 million for second quarter 2006, compared to $221.0 million for second quarter 2005. Operating earnings per diluted share (EPS) for second quarter 2006 were $0.82 compared to $0.76 for the same period in 2005. Operating revenues for second quarter 2006 were $2,467.3 million compared to $2,190.8 million for the same period last year.(1)

"At $225 million of operating earnings, the June quarter was one of our best, second only to our record first quarter 2006 performance," said J. Barry Griswell, chairman and chief executive officer. "Through mid-year, EPS is up 16 percent, an extremely strong result as we continue to effectively execute our growth strategy and manage our capital."

"In spite of second quarter equity market declines, U.S. Asset Management and Accumulation earnings were up 16 percent from a year ago, driven by double-digit earnings growth from full service accumulation and individual annuities, and record earnings and 50-plus percent improvement from Principal Global Investors and mutual funds," said Griswell. "Reflecting significant underlying growth in account values and assets under management (AUM), U.S. Asset Management and Accumulation earnings were up 15 percent, and International Asset Management and Accumulation earnings were up 18 percent, combining for 74 percent of total company earnings through six months."

"From a year ago, account values in our U.S. asset accumulation businesses are up 14 percent, or nearly $16 billion. Principal Global Investors' third party institutional assets under management are up $8 billion, or 20 percent, and Principal International's AUM is up nearly $3 billion, or 23 percent,(2)" said Griswell. "These gains reflect the competitive strength of our retirement and income management offerings, strong investment performance from Principal Global Investors, and our ongoing focus on distribution and customer satisfaction."

Additional highlights as of June 30, 2006:

o Record total company assets under management of $206.0 billion, an increase of $24.7 billion, or 14 percent compared to June 30, 2005.
o Continued strong organic sales of the company's key retirement and investment products. Through six months: full service accumulation sales were $4.0 billion, up 57 percent ($1.1 billion of sales in second quarter
     2006); mutual fund sales were $2.0 billion, up 20 percent; and individual annuity sales were $1.2 billion, up 13 percent.
o Record operating revenues of $1.2 billion in second quarter 2006 for the Life and Health Insurance segment, a seventh consecutive record quarter, driven by record revenues from the Health and Specialty Benefits divisions. Specialty Benefits also delivered record operating earnings of $25.7 million in the second quarter, up 21 percent from the prior year period.

                               SEGMENT HIGHLIGHTS

U.S. ASSET MANAGEMENT AND ACCUMULATION
Segment operating earnings for second quarter 2006 were $151.2 million, compared to $130.5 million for the same period in 2005. Principal Global Investors generated record earnings for the quarter of $24.1 million, a 51 percent increase, reflecting management fee growth in all lines. Full service accumulation earnings improved 12 percent to $69.6 million in second quarter, primarily the result of increased fees generated from higher account values. Full service accumulation account values were $82.4 billion as of June 30, 2006 compared to $71.0 billion as of June 30, 2005.

Operating revenues for the second quarter increased 15 percent to $1,116.2 million compared to $971.1 million for the same period in 2005, as revenues increased in all businesses within the segment. Higher single premium group annuities sales were the largest single contributor to the increase. The product, typically used to fund defined benefit plan terminations, can generate large premiums from very few customers and therefore tends to vary from period to period. Excluding this product, segment revenues increased nine percent, primarily due to record revenues in the full service accumulation, individual annuities and mutual funds businesses.

Segment assets under management continued to increase, reaching a record $174.9 billion as of June 30, 2006, up 13 percent from $154.8 billion as of June 30, 2005.

INTERNATIONAL ASSET MANAGEMENT AND ACCUMULATION
Segment operating earnings for second quarter 2006 were $16.1 million. This compares to second quarter 2005 earnings of $19.1 million. On a comparable basis earnings improved from a year ago, excluding high inflation linked investment yields in Chile and a tax benefit associated with the American Jobs Creation Act in second quarter 2005.

Operating revenues were $164.2 million for second quarter 2006, compared to $158.2 million for the same period last year, as favorable currency translation in Chile and Brazil was partially offset by lower sales of single premium annuities with life contingencies in Mexico and Chile.

Assets under management for the segment were $16.3 billion as of June 30, 2006, compared to $11.8 billion as of June 30, 2005.

LIFE AND HEALTH INSURANCE
Segment operating earnings for second quarter 2006 were $65.2 million. Compared to the year ago quarter, higher earnings in the Specialty Benefits division, due to solid growth and a $3.4 million benefit from a long-term disability reserve refinement, were more than offset by lower earnings in the Individual Life and Health divisions. Second quarter 2005 earnings of $76.3 million included a $6.6 million benefit in the Individual Life division, primarily from methodology improvements related to reinsurance values, as well as better than normal claims experience in the group disability and insured medical lines. Individual life earnings also declined from a year ago due to higher claims in second quarter 2006.

For the seventh consecutive quarter the segment generated record operating revenues, an increase of nine percent from the same period in 2005. The 16 percent increase in Specialty Benefits revenues was driven by strong sales and steady retention in each of the Specialty Benefits lines. Health revenues increased 11 percent, primarily due to a nine percent increase in insured medical covered members. Individual Life revenues decreased slightly, as the company continued its shift in marketing emphasis from traditional premium-based products to fee-based universal life and variable universal life products. Unlike traditional premium-based products, universal life and variable universal life deposits are not reported as GAAP revenue.

CORPORATE AND OTHER
Operating losses for second quarter 2006 were $7.3 million, compared to operating losses of $4.9 million for the same period in 2005. Higher losses in second quarter 2006 reflect the second quarter 2006 declaration of a preferred stock dividend, the cost of which reduced segment operating earnings by $8.3 million, with no corresponding activity in the second quarter 2005. The earnings impact of this item was substantially offset by $5.4 million of higher operating earnings from joint venture real estate activity in second quarter 2006 compared to second quarter 2005.

FORWARD LOOKING AND CAUTIONARY STATEMENTS
This press release contains forward-looking statements, including, without limitation, statements as to sales targets, sales and earnings trends, and management's beliefs, expectations, goals and opinions. The company does not undertake to update these statements, which are based on a number of assumptions concerning future conditions that may ultimately prove to be inaccurate. Future events and their effects on the company may not be those anticipated, and actual results may differ materially from the results anticipated in these forward-looking statements. The risks, uncertainties and factors that could cause or contribute to such material differences are discussed in the company's annual report on Form 10-K for the year ended December 31, 2005, and in the company's quarterly report on Form 10-Q for the quarter ended March 31, 2006, filed by the company with the Securities and Exchange Commission. These risks and uncertainties include, without limitation: competitive factors; volatility of financial markets; decrease in ratings; interest rate changes; inability to attract and retain sales representatives; international business risks; foreign currency exchange rate fluctuations; and investment portfolio risks.

USE OF NON-GAAP FINANCIAL MEASURES
The company uses a number of non-GAAP financial measures that management believes are useful to investors because they illustrate the performance of normal, ongoing operations, which is important in understanding and evaluating the company's financial condition and results of operations. They are not, however, a substitute for U.S. GAAP financial measures. Therefore, the company has provided reconciliations of the non-GAAP measures to the most directly comparable U.S. GAAP measure at the end of the release. The company adjusts U.S. GAAP measures for items not directly related to ongoing operations. However, it is possible these adjusting items have occurred in the past and could recur in the future. Management also uses non-GAAP measures for goal setting, determining employee and senior management awards and compensation, and evaluating performance on a basis comparable to that used by investors and securities analysts.

SHARE REPURCHASES
In May 2006, the company completed the $250 million share repurchase program authorized by the Board in November 2005. Under this program, the company repurchased 5.1 million common shares for a cost of $250.0 million. Also in May 2006, following the Board's share repurchase authorization of up to $500 million, the company entered into an accelerated common stock repurchase agreement with an investment bank. Under this agreement, the company paid $500 million and received an initial delivery of approximately 7.7 million common shares, while retaining the right to receive additional common shares depending on the volume weighted average share price of the company's common stock over the program's execution period. The program is expected to be completed in fourth quarter 2006, at which time the company will receive any remaining common shares owed to it under the agreement.

EARNINGS CONFERENCE CALL
At 9:00 A.M. (CDT) tomorrow, Chairman and CEO J. Barry Griswell and Executive Vice President and CFO Mike Gersie will lead a discussion during a live conference call. Parties interested in listening to the conference call live may access the webcast on the company's Investor Relations (IR) website (www.principal.com/investor) or by dialing (800) 374-1609 (U.S. callers) or
(706) 643-7701 (International callers) approximately 10 minutes prior to the start of the call. To access the call, leader name is Tom Graf. Listeners can access an audio replay of the call on the IR website, or by calling (800) 642-1687 (US callers) or (706) 645-9291 (International callers). The access code for the replay is 2068246. Replays will be available through August 8, 2006. The financial supplement is currently available on our website and may be referred to during the conference call.

ABOUT THE PRINCIPAL FINANCIAL GROUP The Principal
Financial Group(R) (The Principal (R))(3) is a leader in offering businesses, individuals and institutional clients a wide range of financial products and services, including retirement and investment services, life and health insurance, and banking through its diverse family of financial services companies. A member of the Fortune 500, the Principal Financial Group has $206.0 billion in assets under management(4) and serves some 16.3 million customers worldwide from offices in Asia, Australia, Europe, Latin America and the United States. Principal Financial Group, Inc. is traded on the New York Stock Exchange under the ticker symbol PFG. For more information, visit WWW.PRINCIPAL.COM.


                                       ###


SUMMARY OF SEGMENT AND PRINCIPAL FINANCIAL GROUP, INC. RESULTS

                                                               OPERATING EARNINGS (LOSS)* IN MILLIONS
                                                     ------------------------------ ------------------------------
                                                          THREE MONTHS ENDED,             SIX MONTHS ENDED,
                                             SEGMENT     6/30/06         6/30/05        6/30/06        6/30/05
---------------------------------------------------- --------------- -------------- -------------- ---------------
             U.S. ASSET MANAGEMENT AND ACCUMULATION       $151.2           $130.5         $309.0          $269.1
---------------------------------------------------- --------------- -------------- -------------- ---------------
    INTERNATIONAL ASSET MANAGEMENT AND ACCUMULATION         16.1             19.1           33.7            28.6
---------------------------------------------------- --------------- -------------- -------------- ---------------
                          LIFE AND HEALTH INSURANCE         65.2             76.3          135.6           145.8
---------------------------------------------------- --------------- -------------- -------------- ---------------
                                CORPORATE AND OTHER         (7.3)            (4.9)         (12.9)          (13.3)
---------------------------------------------------- --------------- -------------- -------------- ---------------
                                 OPERATING EARNINGS        225.2            221.0          465.4           430.2
---------------------------------------------------- --------------- -------------- -------------- ---------------
                    NET REALIZED/UNREALIZED CAPITAL
                        GAINS (LOSSES), AS ADJUSTED        (12.9)             3.2           12.0            (0.5)
---------------------------------------------------- --------------- -------------- -------------- ---------------
                        OTHER AFTER-TAX ADJUSTMENTS         (1.8)            14.7           18.8            14.7
---------------------------------------------------- --------------- -------------- -------------- ---------------
        NET INCOME AVAILABLE TO COMMON STOCKHOLDERS       $210.5           $238.9         $496.2          $444.4
---------------------------------------------------- --------------- -------------- -------------- ---------------

                                                                       PER DILUTED SHARE
                                                     ------------------------------ ------------------------------
                                                          THREE MONTHS ENDED,            SIX MONTHS ENDED,
                                                     --------------- -------------- -------------- ---------------
                                                        6/30/06         6/30/05        6/30/06        6/30/05
                                                     --------------- -------------- -------------- ---------------
                                 OPERATING EARNINGS      $   0.82        $   0.76       $   1.67       $   1.44
---------------------------------------------------- --------------- -------------- -------------- ---------------
                    NET REALIZED/UNREALIZED CAPITAL
                        GAINS (LOSSES), AS ADJUSTED         (0.05)           0.01           0.04          --
---------------------------------------------------- --------------- -------------- -------------- ---------------
                        OTHER AFTER-TAX ADJUSTMENTS         (0.01)           0.05           0.07           0.05
---------------------------------------------------- --------------- -------------- -------------- ---------------
        NET INCOME AVAILABLE TO COMMON STOCKHOLDERS      $   0.76        $  0.82        $   1.78       $   1.49
---------------------------------------------------- --------------- -------------- -------------- ---------------
 WEIGHTED-AVERAGE DILUTED COMMON SHARES OUTSTANDING        276.2           291.4          279.0          298.2
                                                     --------------- -------------- -------------- ---------------






*OPERATING EARNINGS VERSUS U.S. GAAP (GAAP) NET INCOME AVAILABLE TO COMMON STOCKHOLDERS
Management uses operating earnings, which excludes the effect of net realized/unrealized capital gains and losses, as adjusted, and other after-tax adjustments, for goal setting, determining employee compensation, and evaluating performance on a basis comparable to that used by investors and securities analysts. Segment operating earnings are determined by adjusting U.S. GAAP net income available to common stockholders for net realized/unrealized capital gains and losses, as adjusted, and other after-tax adjustments we believe are not indicative of overall operating trends. Note: after-tax adjustments have occurred in the past and could recur in future reporting periods. While these items may be significant components in understanding and assessing our consolidated financial performance, management believes the presentation of segment operating earnings enhances the understanding of our results of operations by highlighting earnings attributable to the normal, ongoing operations of the company's businesses.


                         PRINCIPAL FINANCIAL GROUP, INC.
                              RESULTS OF OPERATIONS
                                  (IN MILLIONS)
-----------------------------------------------------------------------------------------------------------------
                                                       THREE MONTHS ENDED                SIX MONTHS ENDED
                                                 ---------------- --------------- --------------- ---------------
                                                     6/30/06         6/30/05         6/30/06         6/30/05
                                                 ---------------- --------------- --------------- ---------------
Premiums and other considerations                  $   1,104.6       $    948.9      $ 2,146.4       $   1,883.0
Fees and other revenues                                  451.3            405.3          900.1             822.5
Net investment income                                    911.6            836.0        1,763.8           1,629.9
Net realized/unrealized capital gains (losses)           (19.1)            10.2           29.8               8.7
                                                 ---------------- --------------- --------------- ---------------
   TOTAL REVENUES                                      2,448.4          2,200.4        4,840.1           4,344.1
                                                 ---------------- --------------- --------------- ---------------

Benefits, claims, and settlement expenses              1,459.6          1,264.5        2,801.4           2,498.8
Dividends to policyholders                                72.5             72.2          144.4             145.1
Operating expenses                                       619.8            580.8        1,224.2           1,137.7
                                                 ---------------- --------------- --------------- ---------------
   TOTAL EXPENSES                                      2,151.9          1,917.5        4,170.0           3,781.6
                                                 ---------------- --------------- --------------- ---------------

Income from continuing operations before
   income taxes                                          296.5            282.9          670.1             562.5
Income taxes                                              77.7             59.3          157.4             134.0
                                                 ---------------- --------------- --------------- ---------------
Income from continuing operations, net of
   related income taxes                                  218.8            223.6          512.7             428.5

Income from discontinued operations, net of
   related taxes                                          --               15.3           --                15.9
                                                 ---------------- --------------- --------------- ---------------
NET INCOME                                               218.8            238.9          512.7             444.4
Preferred stock dividends                                  8.3             --             16.5             --
                                                 ---------------- --------------- --------------- ---------------
NET INCOME AVAILABLE TO COMMON STOCKHOLDERS        $     210.5       $    238.9      $   496.2       $     444.4

Less:
Net realized/unrealized capital gains
   (losses), as adjusted                                 (12.9)             3.2           12.0              (0.5)
Other after-tax adjustments                               (1.8)            14.7           18.8              14.7
                                                 ---------------- --------------- --------------- ---------------
   OPERATING EARNINGS                              $     225.2       $    221.0      $   465.4       $     430.2
                                                 ================ =============== =============== ===============

                                                              SELECTED BALANCE SHEET STATISTICS

                                                                        PERIOD ENDED
                                                     ------------------------------------------------------------
                                                           06/30/06              12/31/05            06/30/05
                                                     -------------------- --------------------- -----------------
Total assets (in billions)                                 $   131.4            $   127.0            $   117.2
Total common equity (in millions)                          $ 6,302.7            $ 7,265.2            $ 7,310.1
Total common equity excluding accumulated other
   comprehensive income (in millions)                      $ 6,084.2            $ 6,270.4            $ 5,856.2
End of period common shares outstanding
   (in millions)                                               269.1                280.6                279.4
Book value per common share                                $    23.42           $    25.89           $    26.16
Book value per common share excluding
   accumulated other comprehensive income                  $    22.61           $    22.35           $    20.96




                         PRINCIPAL FINANCIAL GROUP, INC.
           RECONCILIATION OF NON-GAAP FINANCIAL MEASURES TO U.S. GAAP
                       (IN MILLIONS, EXCEPT AS INDICATED)

                                                               THREE MONTHS ENDED               SIX MONTHS ENDED
                                                          -----------------------------  --------------------------------
                                                                  6/30/06       6/30/05          6/30/06        6/30/05
                                                          --------------- -------------- --------------- ----------------
DILUTED EARNINGS PER COMMON SHARE:
Operating Earnings                                                 0.82            0.76            1.67            1.44
Net realized/unrealized capital gains (losses)                    (0.05)           0.01            0.04            -
Other after-tax adjustments                                       (0.01)           0.05            0.07            0.05
                                                          --------------- -------------- --------------- ----------------
Net income available to common stockholders                        0.76            0.82            1.78            1.49
                                                          =============== ============== =============== ================

BOOK VALUE PER COMMON SHARE EXCLUDING ACCUMULATED OTHER
COMPREHENSIVE INCOME:
Book value per common share excluding accumulated other
     comprehensive income                                         22.61           20.96           22.61           20.96
Net unrealized capital gains                                       1.05            5.46            1.05            5.46
Foreign currency translation                                      (0.20)          (0.24)          (0.20)          (0.24)
Minimum pension liability                                         (0.04)          (0.02)          (0.04)          (0.02)
                                                          --------------- -------------- --------------- ----------------
Book value per common share including accumulated other
     comprehensive income                                         23.42           26.16           23.42           26.16
                                                          =============== ============== =============== ================
OPERATING REVENUES:
USAMA                                                          1,116.2           971.1         2,166.0         1,928.4
IAMA                                                             164.2           158.2           307.6           291.0
Life and Health                                                1,183.1         1,089.5         2,342.7         2,158.1
Corporate and Other                                                3.8           (28.0)           (5.9)          (38.1)
                                                          --------------- -------------- --------------- ----------------
Total operating revenues                                       2,467.3         2,190.8         4,810.4         4,339.4
Add:  Net realized/unrealized capital gains (losses)
     and related fee adjustments                                 (18.9)           10.6            29.7             6.6
Less:  Operating revenues from discontinued real estate            -               1.0             -               1.9
                                                          --------------- -------------- --------------- ----------------
Total GAAP revenues                                            2,448.4         2,200.4         4,840.1         4,344.1
                                                          =============== ============== =============== ================

OPERATING EARNINGS:
USAMA                                                            151.2           130.5           309.0           269.1
IAMA                                                              16.1            19.1            33.7            28.6
Life and Health                                                   65.2            76.3           135.6           145.8
Corporate and Other                                               (7.3)           (4.9)          (12.9)          (13.3)
                                                          --------------- -------------- --------------- ----------------
Total operating earnings                                         225.2           221.0           465.4           430.2
Net realized/unrealized capital gains (losses)                   (12.9)            3.2            12.0            (0.5)
Other after-tax adjustments                                       (1.8)           14.7            18.8            14.7
                                                          --------------- -------------- --------------- ----------------
Net income available to common stockholders                      210.5           238.9           496.2           444.4
                                                          =============== ============== =============== ================

NET REALIZED/UNREALIZED CAPITAL GAINS (LOSSES):
Net realized/unrealized capital gains (losses), as               (12.9)            3.2            12.0            (0.5)
   adjusted
Add:
Amortization of DPAC and sale inducement costs                     0.6             4.4             1.2             3.9
Capital gains (losses) distributed                                 -              (0.2)            3.6             1.2
Tax impacts                                                       (4.8)            3.0            11.1             1.8
Minority interest capital gains (losses)                          (1.8)            0.2             1.8             0.2
Less related fee adjustments:
Unearned front-end fee income                                      0.5             1.4             1.1             1.8
Certain market value adjustments to fee revenues                  (0.3)           (1.0)           (1.2)           (3.9)
                                                          --------------- -------------- --------------- ----------------
GAAP net realized/unrealized capital gains (losses)              (19.1)           10.2            29.8             8.7
                                                          =============== ============== =============== ================

OTHER AFTER TAX ADJUSTMENTS:
IRS Audit Issue                                                   (1.8)            -              18.8             -
Gain on disposal of discontinued real estate investments           -              14.7             -              14.7
                                                          --------------- -------------- --------------- ----------------
Total other after-tax adjustments                                 (1.8)           14.7            18.8            14.7
                                                          =============== ============== =============== ================

-------------
(1) Use of non-GAAP financial measures is discussed in this release after Segment Highlights.
(2) In third quarter 2005, Principal International increased ownership is its Malaysian joint venture (JV). As a result, AUM of $1.8 billion is included in total AUM as of September 30, 2005. The increase in AUM above is on an organic basis, and excludes the AUM associated with increased JV ownership.
(3) "The Principal Financial Group" and "The Principal" are registered service marks of Principal Financial Services, Inc., a member of the Principal Financial Group.
(4)  As of June 30, 2006




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